Exhibit 10.1

Maker:	INDUSTRIAL SERVICES OF AMERICA, INC.
Address	P.O. Box 32428	9580514992
		Customer Number
	Louisville, KY 40232-0000	00012
		Note Number

BB&T

NOTE MODIFICATION AGREEMENT

$3,000,000.00	06/07/2008	$2,897,114.77	10/15/2008
Original Amount of Note	Original Date	Modification Amount	Modification Date

This Note Modification Agreement (hereinafter Agreement) is made and entered into this    15th    day of         October, 2008            , by and between    INDUSTRIAL SERVICES OF AMERICA, INC.   , maker(s), co-maker(s), endorser(s), and other obligor(s) on the Promissory Note (as defined below), hereinafter also referred to jointly and severally as Borrower(s); Branch Banking and Trust Company of North Carolina, a banking corporation, hereinafter referred to as Bank; and ________________________________ owners other than Borrower(s) (if any) of any property pledged to secure performance of Borrower(s)'s obligations to Bank, hereinafter referred to jointly and severally as Debtor(s)/Grantor(s).

Witnesseth:  Whereas, Borrower(s) has previously executed a Promissory Note payable to Bank, which Promissory Note includes the original Promissory Note and all renewals, extensions and modifications thereof, collectively "Promissory Note", said Promissory Note being more particularly identified by description of the original note above; and Borrower(s) and Bank agree that said Promissory Note be modified only to the limited extent as is hereinafter set forth; that all other terms, conditions, and covenants of said Promissory Note remain in full force and effect, and that all other obligations and covenants of Borrower(s), except as herein modified, shall remain in full force and effect, and binding between Borrower(s) and Bank; and Whereas Debtor(s)/Grantor(s), if different from Borrower(s), has agreed to the terms of this modification; NOW, THEREFORE, in mutual consideration of the premises, the sum of Ten Dollars ($10) and other good and valuable consideration, each to the other parties paid, the parties hereto agree that said Promissory Note is amended as hereinafter described:

[___] Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached hereto.

INTEREST RATE, PRINCIPAL AND INTEREST PAYMENT TERM MODIFICATIONS (To the extent no change is made, existing terms continue.  Sections not completed are deleted.)

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

[___]    Fixed Rate of ______% per annum.

[___]    Variable rate of the Bank's Prime Rate plus ______% per annum to be adjusted ___________ as the Bank's Prime Rate changes.

[___]    As of the Modification Date, any fixed, floating or average maximum rate and fixed minimum rate in effect by virtue of the Promissory Note(s) are hereby deleted.  If checked here [___], the interest rate will not exceed a(n) [___] fixed [___] average maximum rate of _______% or a [___] floating maximum rate of the greater of _______% or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of _____%.  If an average maximum rate is specified, a determination of any required reimbursement of Interest by Bank will be made:  [___] when the Note is repaid in full by Borrower [___] annually beginning on ___________.

[___]    ____________________________________________________________________

            Principal and interest are payable as follows:

[___]    Principal (plus any accrued interest
           not otherwise scheduled herein)         ]

                                                                        ] is due in full at maturity on _______.

[___]    Principal plus accrued interest               ]

[___]    Payable in consecutive ____ installments of
                                                 [___] Principal                       ]

                                                                                                          ] commencing on ____.

                                                            [___] Principal and interest     ]

            and continuing on the same day of each calendar period thereafter, in _____ equal payments of $________, with one final payment of all remaining principal and accrued interest due on _________.

[___]    ChoiceLine Payment Option:  2% of outstanding balance is payable monthly commencing on ______ and continuing on the same day of each month thereafter, with one final payment of all remaining principal and accrued interest due on ________.

[___]    Accrued interest is payable ______ commencing on __________ and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on _______.

[___]    Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder _____ on _____ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than __________ months from the date of the initial principal payment due hereunder.  Borrower understands the payment may increase if interest rates increase.

[___]    At the Borrower's request, the Bank has agreed to readvance the principal amount of $________.  The outstanding principal balance under the Promissory Note prior to the readvance is $__________, making the total outstanding principal balance now due under the Promissory Note and this Agreement to be $_______ ("Modification Amount").

[X]       See Attachment to BB&T Note dated 10/15/2008 in the amount of $2,897,114.77 for repayment schedules.

[X]       See attached amortization schedule.

[___]    Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account(s) with Bank or other bank, any payment(s) due under this Note on the date(s) due.  Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

The following scheduled payment(s) is(are) deferred:

[___]    $_________ principal             ]

                                                           ] payment(s) due on ____________

[___]    $_________ interest               ]

            Is (are) hereby deferred.  Payments will resume on _______ according to the schedule contained herein or to the existing schedule (if not other changes are made herein).

The Borrower(s) promises to pay Bank, or order, a late fee in the amount of five percent (5%) of any installment past due for ten (10) or more days.  Where any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance.  In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

COLLATERAL:  [___] The Promissory Note, as modified, and the performance of the terms of any agreement or instrument relating to, evidencing, or securing the Promissory Note, as modified shall be additionally secured by collateral hereinafter described, a new security instrument shall be executed by Borrower(s), and/or Debtor(s)/Grantor(s), and all other steps necessary to perfect or record the Bank's lien with priority acceptable to Bank shall be taken.

Deed(s) of Trust / Mortgage(s) granted in favor of Bank as beneficiary / mortgagee:

[___]    dated ______________ in the maximum principal amount of $_____________ granted by ________________

[___]    dated ______________ in the maximum principal amount of $_____________ granted by ________________

Security Agreement(s) granting a security interest to Bank:

[___]    dated ________ given by _________________________

[___]    dated ________ given by _________________________

[___]    Securities Account Pledge and Security Agreement dated ________, executed by ______________.

[___]    Control Agreement(s) dated ____________, covering:

                        [___] Deposit Account(s)                   [___] Investment Property

                        [___] Letter of Credit Rights               [___] Electronic Chattel Paper

[___]    Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated ________, executed by _________.

[___]    Pledge and Security Agreement for Publicly Traded Certificated Securities dated ___________, executed by ___________

[___]    Assignment of Life Insurance Policy as Collateral dated ___________, executed by _______

[___]    Loan Agreement dated ________, executed by Borrower and [___] Guarantor(s).

[___]    _______________________________________

[___]    _______________________________________

[___]    The collateral hereinafter described shall be and hereby is deleted as security interest for payment of the aforesaid Promissory Note:

            ____________________________________________________________________

            OTHER: ____________________________________________________________

If the Promissory Note being modified by this Agreement is signed by more than one person or entity, the modified Promissory Note shall be the joint and several obligation of all signers and the property and liability of each and all of them.  It is expressly understood and agreed that this Agreement is a modification only and not a novation.  The original obligation of the Borrower(s) as evidenced by the Promissory Note above described is not extinguished hereby.  It is also understood and agreed that except for the modification(s) contained herein said Promissory Note, and any other Loan Documents or Agreements evidencing, securing or relating to the Promissory Note and all singular terms and conditions thereof, shall be and remain in full force and effect. This Agreement shall not release or affect the liability of any co-makers, obligors, endorsers or guarantors of said Promissory Note. Borrower and Debtor(s)/Grantor(s), if any, jointly and severally consent to the terms of this Agreement, waive any objection thereto, affirm any and all obligations to Bank and certify that there are no defenses or offsets against said obligations or the Bank, including without limitation the Promissory Note. Bank expressly reserves all rights as to any party with right of recourse on the aforesaid Promissory Note.

In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased or supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and ail accruals of unpaid interest from previous periods.  Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate based on an index such as the Bank's Prime Rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount.  However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount. Notwithstanding any other provision contained in this agreement, in no event shall the provisions of this paragraph be applicable to any Promissory Note which requires disclosures pursuant to the Consumer Protection Act (Truth-in-Lending Act), 15 USC Section 1601, et seq., as implemented by Regulation Z.

Borrower agrees that the only interest charge is the interest actually stated in this Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under this Note, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with this Note and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, statutory attorneys' fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with this Note and the loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Promissory Note(s) as permitted by applicable law.

In the words "Prime Rate", "Bank Prime Rate", "BB&T Prime Rate", "Bank's Prime Rate" or "BB&T's Prime Rate" are used in this Agreement, they shall refer to the rate announced by the Bank from time to time as its Prime Rate. The Bank makes loans both above and below the Prime Rate and uses indexes other than the Prime Rate. Prime Rate is the name given a rate index used by the Bank and does not in itself constitute a representation of any preferred rate or treatment.

Unless otherwise provided herein, it is expressly understood and agreed by and between Borrower(s), Debtor(s)/Grantor(s) and Bank that any and all collateral (including but not limited to real property, personal property, fixtures, inventory, accounts, instruments, general intangibles, documents, chattel paper, and equipment) given as security to insure faithful performance by Borrower(s) and any other third party of any and all obligations to Bank, however created, whether now existing or hereafter arising, shall remain as security for the Promissory Note as modified hereby.

It is understood and agreed that if Bank has released collateral herein, it shall not be required or obligated to take any further steps to release said collateral from any lien or security interest unless Bank determines, in its sole discretion, that it may do so without consequence to its secured position and relative priority in other collateral; and unless Borrower(s) bears the reasonable cost of such action. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same, or of any other right on any further occasion. Each of the parties signing this Agreement regardless of the time, order or place of signing waives presentment, demand, protest, and notices of every kind, and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there is available to the Bank collateral for the Promissory Note, as amended, and to the additions or releases of any other parties or persons primarily or secondarily liable. Whenever possible the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement prohibited by or invalid under such law, such provision shall be ineffective to the extent of any such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. All rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the same state which governs the interpretation and enforcement of the Promissory Note.

From and after any event of default under this Agreement, the Promissory Note, or any related deed of trust, security agreement or loan agreement, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Kentucky; and further that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate until such principal and interest have been paid in full. Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT, THE PROMISSORY NOTE OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN EVIDENCED BY THE PROMISSORY NOTE AND THIS AGREEMENT. FURTHER. THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK. NOR BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE. THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. NO REPRESENTATIVE OR AGENT OF BANK. NOR BANK'S COUNSEL. HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Promissory Note, as modified by this Agreement remains outstanding or as long as Bank remains obligated to make advances, the undersigned shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the properly of the Bank. Further, the undersigned agree to provide any and all documentation requested by the Bank in order to verify the identity of the undersigned In accordance with the USA Patriot Act.

(SIGNATURES ON FOLLOWING PAGE)

BB&T

NOTE MODIFICATION AGREEMENT

Borrower:	INDUSTRIAL SERVICES OF AMERICA, INC.

Account Number:	9580514992	Note Number:	00012

Modification Amount:	2,897,114.77	Modification Date:	10/15/2008

Notice of Right to Copy of Appraisal:  If a 1-4 family residential dwelling is pledged as collateral for this Agreement, you, the undersigned, have a right to copy of the real estate appraisal report used in connection with your application for credit.  You must forward your request to the Bank no later than 90 days after the date of this Agreement.  In your request letter, please provide your name, mailing address, appraised property address, the date of this Agreement, and the account and note numbers shown on the front of this Agreement.

Witness the undersigned.

If Borrower is a Corporation:

WITNESS:	INDUSTRIAL SERVICES OF AMERICA, INC.
NAME OF CORPORATION

/s/ (illegible)	By:	/s/ Harry Kletter

	Title:	Harry Kletter, Chief Executive Officer and President

By:

Title:

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership,
or Limited Liability Limited Partnership:

WITNESS:
NAME OF PARTNERSHIP, LLC, LLP, OR LLLP

By:

Title:

By:

Title:

If Borrower is an Individual:

WITNESS:

Additional Borrowers and Debtors/Grantors/Guarantors:

WITNESS:

Attachment to Note Modification Agreement dated the 15th day of October, 2008.

Industrial Services

	Date	Principal Payment	Principal
	10/15/2008		2,897,114.77
1	11/7/2008	19,673.54	2,877,441.23
2	12/7/2008	19,673.54	2,857,767.69
3	1/7/2009	19,673.54	2,838,094.15
4	2/7/2009	19,673.54	2,818,420.61
5	3/7/2009	19,673.54	2,798,747.07
6	4/7/2009	19,673.54	2,779,073.53
7	5/7/2009	19,673.54	2,759,399.99
8	6/7/2009	19,673.54	2,739,726.45
9	7/7/2009	19,673.54	2,720,052.91
10	8/7/2009	19,673.54	2,700,379.37
11	9/7/2009	19,673.54	2,680,705.83
12	10/7/2009	19,673.54	2,661,032.29
13	11/7/2009	20,835.07	2,640,197.22
14	12/7/2009	20,835.07	2,619,362.15
15	1/7/2010	20,835.07	2,598,527.08
16	2/7/2010	20,835.07	2,577,692.01
17	3/7/2010	20,835.07	2,556,856.94
18	4/7/2010	20,835.07	2,536,021.87
19	5/7/2010	20,835.07	2,515,186.80
20	6/7/2010	20,835.07	2,494,351.73
21	7/7/2010	20,835.07	2,473,516.66
22	8/7/2010	20,835.07	2,452,681.59
23	9/7/2010	20,835.07	2,431,846.52
24	10/7/2010	20,835.07	2,411,011.45
25	11/7/2010	22,065.17	2,388,946.28
26	12/7/2010	22,065.17	2,366,881.11
27	1/7/2011	22,065.17	2,344,815.94
28	2/7/2011	22,065.17	2,322,750.77
29	3/7/2011	22,065.17	2,300,685.60
30	4/7/2011	22,065.17	2,278,620.43
31	5/7/2011	22,065.17	2,256,555.26
32	6/7/2011	22,065.17	2,234,490.09
33	7/7/2011	22,065.17	2,212,424.92
34	8/7/2011	22,065.17	2,190,359.75
35	9/7/2011	22,065.17	2,168,294.58
36	10/7/2011	22,065.17	2,146,229.41
37	11/7/2011	23,367.89	2,122,861.52
38	12/7/2011	23,367.89	2,099,493.63
39	1/7/2012	23,367.89	2,076,125.74
40	2/7/2012	23,367.89	2,052,757.85
41	3/7/2012	23,367.89	2,029,389.96
42	4/7/2012	23,367.89	2,006,022.07
43	5/7/2012	23,367.89	1,982,654.18
44	6/7/2012	23,367.89	1,959,286.29
45	7/7/2012	23,367.89	1,935,918.40
46	8/7/2012	23,367.89	1,912,550.51
47	9/7/2012	23,367.89	1,889,182.62
48	10/7/2012	23,367.89	1,865,814.73
49	11/7/2012	24,747.53	1,841,067.20
50	12/7/2012	24,747.53	1,816,319.67
51	1/7/2013	24,747.53	1,791,572.14
52	2/7/2013	24,747.53	1,766,824.61
53	3/7/2013	24,747.53	1,742,077.08
54	4/7/2013	24,747.53	1,717,329.55
55	5/7/2013	maturity

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Harry Kletter
Harry Kletter, Chief Executive Officer and President

ATTACHMENT TO BB&T NOTE

Account Number:  9580514992

Note Number: 00012

Attachment of BB&T Promissory Note dated 10/15/08 in the amount of $2,897,114.77 between Branch Banking & Trust Company, as Bank, and INDUSTRIAL SERVICES OF AMERICA, INC., as Borrower.

I.          Repayment terms of this note are as follows:

Principal paid in 12 monthly payments of $19,673.54 plus interest starting on 11/7/08 and continuing through 10/07/09; principal paid in 12 monthly payments of $20,835.07 plus interest starting on 11/7/09 and continuing through 10/7/10; principal paid in 12 monthly payments of $22,065.17 plus interest starting on 11/7/10 and continuing through 10/7/11; principal paid in 12 monthly payments of $23,367.89 plus interest starting on 11/7/11 and continuing through 10/7/12; principal paid in 6 monthly payments of $24,747.53 plus interest starting on 11/7/12 and continuing through 4/7/13, with one final payment of all remaining principal and accrued interest due at maturity on 5/7/13.

II.        Mortgage grated in favor of Bank as beneficiary:

[___]    dated ___________ in the maximum principal amount of $________ granted by _______

[___]    dated ___________ in the maximum principal amount of $________ granted by _______

[___]    dated ___________ in the maximum principal amount of $________ granted by _______

[___]    dated ___________ in the maximum principal amount of $________ granted by _______

[___]    dated ___________ in the maximum principal amount of $________ granted by _______

III.       Security Agreement(s) conveying a security interest in favor of Bank:

[___]    dated ___________ given by ________________________________________________

[___]    dated ___________ given by ________________________________________________

[___]    dated ___________ given by ________________________________________________

[___]    dated ___________ given by ________________________________________________

[___]    dated ___________ given by ________________________________________________

IV.       Additional Agreements, Assignments, Pledges or other security instruments:

[___]    _______________________________________________________________________

[___]    _______________________________________________________________________

[___]    _______________________________________________________________________

[___]    _______________________________________________________________________

[___]    _______________________________________________________________________

[___]    _______________________________________________________________________

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this Note to be executed.

If Borrower is a Corporation:

WITNESS:	INDUSTRIAL SERVICES OF AMERICA, INC.
NAME OF CORPORATION

/s/ (illegible)	By:	/s/ Harry Kletter

	Title:	Harry Kletter, Chief Executive Officer and President

By:

Title:

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership,
or Limited Liability Limited Partnership:

WITNESS:
NAME OF PARTNERSHIP, LLC, LLP, OR LLLP

By:

Title:

By:

Title:

If Borrower is an Individual:

WITNESS:

Additional Borrowers and Debtors/Grantors/Guarantors:

WITNESS: